WESTMINSTER SECURITIES CORPORATION
                           100 WALL STREET, 7TH FLOOR
                               NEW YORK, NY  10005
                                 (212) 878-6500


BY E-MAIL
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May 4, 2005


Mr. Calvin Cao
Chief Executive Officer
STEM CELL THERAPY INTERNATIONAL, CORPORATION
2203 North Lois Ave, 9th Floor
Tampa, Florida 33607

RE: ENGAGEMENT LETTER EFFECTIVE MAY 3, 2005

Dear Mr. Cao:

We are pleased to submit this Engagement Letter (also referred to as the "Agreement") that sets forth the terms and conditions under which Westminster Securities Corporation ("Westminster") and Stem Cell Therapy International, Corporation (together with its affiliates and/or successors, collectively referred to as "Stem Cell") have agreed to work. The terms of Agreement are as follows:

1  SERVICES:                              Westminster will: (a) assist Stem Cell
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in its endeavor to locate and merge with a public blank check/blind pool entity
("Shell") or other suitable public company; and (b) use its best efforts to secure equity-based and/or debt-based funding and/or lines of credit for Stem Cell in amounts and upon terms acceptable to Stem Cell. Westminster may also undertake such other activities as the parties may from time-to-time mutually deem appropriate.

2.  INITIAL  AND MONTHLY RETAINER:                               Stem Cell shall
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pay  Westminster  the sum of Twenty Thousand Dollars ($20,000) upon execution of this Agreement ("Retainer"). The Retainer shall be credited against any cash fee to which Westminster shall be entitled under this Agreement. Westminster hereby waives its monthly retainer.

3.  CONTINGENT  CASH  FEE:                                           Westminster
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shall be entitled to receive and Stem Cell shall pay to Westminster a commission
("Contingent Cash Fee"), calculated as a percentage of the amount raised. Each such commission will be paid at each closing, per the following schedule dependent upon the type of financing raised:

Equity-Based Funding ("Equity-Fee"): Ten Percent (10%) of any such equity-based funding.

Debt-Based Funding Convertible Into Equity (Convertible Fee"): Eight Percent (8%) of any such debt-based convertible funding.

Non-convertible Debt ("Debt Fee"): Five Percent (5%) of any such nonconvertible debt-based funding.

4.  CONTINGENT  WARRANT  FEE:                                            At  any
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closing  in  which  Stem  Cell  receives  funding  hereunder, Westminster or its
--
assignees  shall, in addition to any Contingent Cash Fee, be entitled to receive
--
from Stem Cell, and Stem Cell shall issue to Westminster, warrants equal to Ten Percent (10%) of the number of shares issued or issuable in connection with such funding, exercisable on the same terms and at the same price paid by the investor(s).

5.  MERGER OR ACQUISITION FEE ("MERGER FEE"):           (a)  Non-operating
    ----------------------------------------            ------------------
Publicly Traded Company ("Public
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     Shell"):  In the event that Stem Cell requests Westminster's assistance
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with finding, qualifying, and merging with a Public Shell, Westminster shall be entitled to receive compensation for its services, and Stem Cell shall: (a) pay to Westminster a cash fee of Fifty Thousand Dollars ($50,000); and, (b) issue to Westminster a number of common shares equal to One percent (1%) of the outstanding stock of the combined entity as merged.

(b)     Operating Company:  In the event Stem Cell requests
        -----------------
Westminster's assistance with regard to a merger with, acquisition of, or acquisition by another entity, either public or private, ("Transaction") Stem Cell will pay Westminster a cash fee equal to Five percent (5%) of the total transaction value which includes (i) cash, notes, securities and other property of value; (ii) liabilities (x) repaid or retired in connection with or in anticipation of a Transaction and/or (y) existing on Stem Cell's balance sheet at the time the Transaction is consummated (if such Transaction takes the form of a sale of assets); (iii) payments to be made in installments; (iv) amounts paid or payable under consulting, supply, service, distribution, licensing or lease agreements not to compete or similar arrangements (including such payments to engagement; and, (v) contingent payments (whether or not related to future earnings or operations).

6.  EXCLUSIVITY/AUTHORITY:                    Upon execution hereof, Westminster
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shall  become  Stem  Cell's  exclusive  financial  advisor for all equity, debt, equity-linked or debt-linked placements for a period commencing on May 3, 2005 and ending on April 30, 2006 ("Initial Term") unless otherwise extended upon the mutual consent of the parties.

Westminster shall have the non-exclusive right to offer strategic alliances and merger and/or acquisition opportunities to Stem Cell, subject to mutually agreed upon terms and conditions.

Westminster shall have the right to associate itself with other members of the National Association of Securities Dealers, Inc. ("NASD") and/or agents who will share in compensation. The selection of other agents shall be mutually agreeable between Stem Cell and Westminster, but their compensation shall be at Westminster's sole discretion.

Westminster shall have the right to receive financial statements concurrently with their filing by Stem Cell with the Securities and Exchange Commission on the EDGAR System.

The twelve (12) month period immediately following the Initial Term of this Agreement shall be referred to as the "Tail Period". During the Tail Period, Westminster shall be entitled to receive, and Stem Cell shall be obligated to pay to Westminster, the Contingent Cash Fee, Contingent Warrant Fee, and/or Merger Fee as defined in this Agreement for any such transactions entered into by Stem Cell with any entity introduced directly or indirectly to Stem Cell by Westminster or with whom Westminster was working on behalf of Stem Cell at Stem Cell's direction under this Agreement.
WESTMINSTER  HEREBY ACKNOWLEDGES THAT STEM CELL IS UNDER NO OBLIGATION TO ACCEPT
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ANY  DEBT  OR  EQUITY  TRANSACTION  PRESENTED  BY  WESTMINSTER.
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7.  INDEMNIFICATION:                         Stem Cell agrees to indemnify
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Westminster to the extent of and in accordance with the provisions of the
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attached Schedule A which is incorporated by reference herein and made a part
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hereof, and to provide such other indemnifications, representations and
--
warranties as Westminster may reasonably and from time-to-time request.
--

8.  DUE DILIGENCE:                         Stem Cell shall assist and take
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whatever actions necessary to facilitate Westminster's due diligence review of
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Stem Cell and its operation.

9.  EXPENSES:                              Stem  Cell shall, at its option, make
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arrangement  for,  pre-pay  and/or  reimburse  Westminster  for  its  travel, entertainment, and other expenses and disbursements incurred by Westminster (and as approved by Stem Cell) on Stem Cell's behalf in furtherance of the purpose of this Agreement. Such expenses shall also include by way of example only: (i) legal and/or accounting fees for advice if and as required under this Agreement;
(ii) costs associated with due diligence; (iii) escrow fees if required; and/or,
(iv)  printing  and  mailing  costs.

Stem Cell shall, at its option, prepay or reimburse Westminster upon presentation for any costs incurred by Westminster for collection of any Contingent Cash Fee, Contingent Warrant Fee, and/or Expenses hereunder, including but not limited to reasonable attorney's' fees and court costs.

10. Neither party will make any public or other disclosures concerning the Financing or Offering or a Transaction without the prior written consent of the other party, subject to each party's legal obligations. Upon the completion of any funding, merger and/or acquisition, Westminster may request, subject to applicable rules and regulations, and Stem Cell shall agree to place, at Stem Cell's expense, an appropriate notice (commonly referred to as a "Tombstone") in the Wall Street Journal or other such publication as Westminster may reasonably direct.

11. Westminster shall not be obligated to provide advice or perform services to Stem Cell that are not specifically addressed in this Agreement. In connection with Westminster providing the services described above, Stem Cell shall provide Westminster with any information that Westminster reasonably requires. Stem Cell hereby acknowledges that Westminster will be using and relying on said information without independent verification and that Westminster assumes no responsibility for the accuracy and completeness of any information provided to it by Stem Cell.

12. The obligations of Westminster described in this Agreement consist solely of best efforts services to Stem Cell. In no event shall Westminster be required by this Agreement to act as the agent of Stem Cell or otherwise to represent or make decisions for Stem Cell or to provide legal or accounting services. All final decisions with respect to acts of Stem Cell or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by Westminster hereunder, shall be those of Stem Cell or such affiliates, and Westminster shall under no circumstances be liable for any expense incurred or loss suffered by Stem Cell as a consequence of such decisions.

13. Stem Cell hereby acknowledges that Westminster is not a fiduciary of Stem Cell and that Westminster makes no representations or warranties regarding Stem Cell's ability to secure financing, whether now or in the future.

14. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles or rules. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding arbitration in a venue located in New York, NY in accordance with the rules of the American Arbitration Association ("AAA"). The prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute.

15. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

16. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

17. This document contains the entire agreement between the parties with respect to the subject matter hereof, and neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein.

18. The parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the party to whom any promise or duty to perform is owed under such provision prior to such termination or expiration of the Agreement. Therefore, the parties agree that the provisions of paragraphs 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19 shall survive the termination or expiration of this Agreement for the period required to meet and satisfy any obligations and promises arising therein and thereunder.

19. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

If the foregoing correctly sets forth the understanding between Stem Cell and Westminster, please sign below where indicated.

Very  truly  yours,

WESTMINSTER  SECURITIES  CORPORATION


By:
        John  O'Shea,  President


ACCEPTED  AND  AGREED  TO  AS  OF  THE  4th  Day  of  May,  2005.



STEM CELL THERAPY INTERNATIONAL CORPORATION


By:                    ___________________
                       -------------------
       Calvin Cao, Chief Executive Officer

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                          SCHEDULE A - INDEMNIFICATION
                          ----------------------------


Stem Cell agrees to indemnify Westminster, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Westminster, is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including, all legal to other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made,
(ii) caused by or arising out of any act, or (iii) arising out of Westminster's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that Stem Cell will not be liable to the Indemnified Party hereunder to the extent that any damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any other liability, which Stem Cell may otherwise have to any Indemnified Party.

If for any reason other than a final non-appealable judgment finding any Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then Stem Cell shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by Stem Cell and its shareholders on the one hand and Westminster on the other, but also the relative fault of Stem Cell and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received by Westminster hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will promptly notify Stem Cell in writing of the receipt or commencement thereof; however Stem Cell shall not have the right to assume the defense of such claim or action (including the employment of counsel). The Indemnified Party shall have the right to retain counsel reasonably satisfactory to Stem Cell, at Stem Cell's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with Stem Cell and Stem Cell's counsel in the defense of such claim or action. The omission by an Indemnified Party to promptly notify Stem Cell of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve Stem Cell from any liability Stem Cell may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices Stem Cell's ability to defend such claim or action. Stem Cell shall not be liable for any settlement of any such claim or action effected without its prior written consent, which shall not be unreasonably withheld or delayed.

Initials  _________                    Initials  __________